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                                                                    EXHIBIT 10.9

                              EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into effective as of the 1st day of December, 2001 (the "Effective Date"), by and between EXCALIBUR HOLDINGS, INC., a Texas corporation (hereafter referred to as the "Company"), and WILLIAM S.H. STUART (hereafter referred to as "Executive"). The Company and Executive may sometimes hereafter be referred to singularly as a "Party" or collectively as the "Parties."


                              W I T N E S S E T H:

                      1. EMPLOYMENT AND DUTIES OF EXECUTIVE

         On the terms and subjects to the conditions hereinafter set forth, and beginning as of the Effective Date, the Company employs Executive as its President/Chief Executive Officer, and the Executive will serve as the Company's employee in that position. Additionally, Executive shall serve as President/Chief Executive Officer of the Company's subsidiaries: (i) Excalibur Steel, Inc., an Oklahoma corporation, (ii) Excalibur Services, Inc., an Oklahoma corporation, and (iii) Excalibur Aerospace, Inc., an Oklahoma corporation. Executive shall perform such duties, and have such power, authority, functions, and responsibilities for the Company and corporations affiliated with the Company as are commensurate and consistent with his employment as the Company's President/Chief Executive Officer. Executive shall also have such additional powers, authority, functions, duties, and responsibilities as may be assigned to him by the Board of Directors of the Company (the "Board"). Executive shall report to the Board. Additionally, if Executive is serving as a member of the Board, then at any such time, any and all references in this Agreement to the Board or to decisions to be made by or at the discretion or judgment of the Board shall be interpreted to mean that Executive shall NOT take part in any such decision or the deliberations related thereto in his capacity as a member of the Board.


                             2. PLACE OF EMPLOYMENT

         The required duties of Executive under this Agreement shall be performed by Executive at the Company's offices in the Houston, Texas, and in such other place or places to which Company may, from time to time, request Executive to travel in connection with the duties of Executive under this Agreement; provided, however, that Executive shall not, whether by a change in the scope or location of performance of Executive's duties, be required to change his place of residence from the Houston, Texas area.

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                      3. TIME TO BE DEVOTED TO CONTRACTUAL
                               DUTIES OF EXECUTIVE

         Executive shall give his best efforts and endeavors, on a full time basis, to the discharge of his duties under this Agreement and shall not, at any time during the Term (hereafter defined), engage in any business activity other than the business activities permitted or required hereunder, or enter into the services of or be employed in any capacity or for any purpose by any individual, firm, association, organization, partnership (general or limited), corporation, limited liability company, or other party or legal entity other than the Company (or any affiliate of the Company), on a fee or salary or other compensatory basis, it being the intention of the Company and Executive that the capacity in which Executive is hired by the Company under this Agreement represents a full-time duty and responsibility. The foregoing shall not be interpreted to prohibit Executive from engaging in recreational, charitable, religious, or community service activities outside the scope of Executive's employment under this Agreement, or from making passive investments in businesses or enterprises, so long as (i) such activities or investments, individually or in the aggregate, do not interfere or require services on the part of Executive that interfere with Executive's performance of his duties and obligations under this Agreement;
(ii) such activities or investments do not involve or relate to any activities or business in competition with the business of the Company or any affiliates of the Company, and (iii) Executive has complied with Paragraph 10 of this Agreement with respect to each such activity and investment.


                              4. TERM OF EMPLOYMENT

         The term of the Company's employment of Executive shall be for a period of three (3) years from the date hereof (such period being referred to as the "Initial Term"). After the expiration of the Initial Term, the employment of Executive shall continue for successive three (3) month periods. The Initial Term PLUS any period or periods of time during which the employment of Executive continues with the Company after the expiration of the Initial Term is sometimes referred to as the "Term."

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                          5. COMPENSATION OF EXECUTIVE

         A. As compensation for the services and duties performed and to be performed by Executive as provided in this Agreement, the Company agrees to pay Executive a salary in the amount of TWO HUNDRED TWENTY FIVE THOUSAND AND NO/100THS DOLLARS ($225,000.00) per annum, less applicable withholding, F.I.C.A., and other lawful deductions, such salary to be payable semi-monthly, in equal installments, in arrears, and otherwise in accordance with the Company's payroll policies in effect from time to time. The Board will review the Executive's compensation annually to consider possible upward adjustments (it being agreed that the base salary shall not be reduced during the Initial
Term). Such adjustments will always be at least equal to (a) those of similarly compensated executives, (b) the annual cost of living index as published in the Southwest Edition of the Wall Street Journal, or (c) ten percent (10%) per annum, whichever is greatest. Additionally, if the Company's common stock or other securities are ever registered on or offered for sale to the public on a nationally recognized securities exchange, then Executive's base salary shall be increased to an amount comparable to executives with publicly traded companies who hold a position similar to that of Executive and with similar responsibilities to those of Executive.

         B. Executive shall also be entitled to a bonus, from time to time, depending upon Executive's performance and achievement of specific goals, which bonuses shall be payable in cash, options, and common stock of the Company. However, any bonus in excess of fifty percent (50%) of Executive's base salary shall be determined only by authority of the Board.

         C. Executive shall be authorized to incur, and shall be entitled to receive prompt reimbursement for, all reasonable expenses incurred by Executive in performing his duties and carrying out the responsibilities hereunder, including business meals, entertainment, and travel expenses, provided that Executive complies with all of the applicable policies, practices and procedures of the Company related to the submission of expense reports, receipts, or similar documentation of those expenses. The Company shall either pay directly, or reimburse Executive for such expenses in accordance with Company policies. Executive shall be entitled to a corporate credit card issued by the Company, which shall be used for the sole purpose of incurring the expenses referenced in this Paragraph C.

         D. In addition to the amounts set forth above, for the term of Executive's employment, the Company agrees to provide to Executive, at the Company's sole expense, health insurance coverage for Executive (with any such coverage for Executive's dependents, if desired by Executive, to be provided at the Company's sole expense) under the health insurance plan maintained by the Company from time to time. The Company shall also provide, at the Company's sole expense, life insurance coverage on Executive's life in a face amount at least equal to: (i) five (5) times Executive's base salary, plus (ii) the amount of any indebtedness of the Company and/or its affiliates which Executive has personally guaranteed, and shall also provide Executive with both long term and short term disability insurance for Executive in amounts and under terms acceptable to the Company, at the Company's sole cost and expense. Also, Executive shall have the option to participate in any salary deferral, 401(k), SEP, or savings plan or other similar plan which the Company or its successors or assigns makes available to its employees. Executive shall be required to comply with the conditions attendant to coverage by such plans and shall comply with and be entitled to benefits only in accordance with the terms and conditions of such plans as they may be amended from time to time.

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         E. Executive shall also receive an automobile allowance of $1,200.00 per month, payable by the Company on or before the first (1st) day of each month, which may be used by Executive towards the purchase or lease of an automobile, which automobile may be used by Executive for both business purposes and for Executive's personal use. Executive shall maintain insurance on such vehicle at Executive's cost and expense in amounts and coverage acceptable to Company.

         F. The Company shall also pay for Executive's membership at a health club of Executive's choice, such amounts not to exceed $5,000.00 for initial club membership fee, and not to exceed $500.00 per month for membership dues (provided that if Executive is, as of the Effective Date, already a member of a health club, then the Company shall only be obligated to pay Executive's monthly dues at such club, and shall not be obligated to pay for a new membership for Executive at a new or different club).

         G. During the Term, Executive shall be entitled to four (4) weeks of annual vacation time determined in accordance with the vacation policies of the Company from time to time in effect.

         H. No additional compensation (above the compensation referred to in this Section 5) shall be due or payable by Company to Executive under this Agreement, but nothing in this Agreement shall prohibit the Company from paying Executive any additional amount as a bonus or otherwise, as the Company may determine from time to time.

           6. COVENANTS, REPRESENTATIONS, AND WARRANTIES OF EXECUTIVE

         A. Executive covenants, agrees, and promises that during the Term: (a) except as permitted under this Agreement, Executive will not engage, directly or indirectly, in any business other than the business of the Company, except at the direction of or with the prior written approval of the Company; (b) Executive will truthfully and accurately make, maintain, and preserve all records and reports that the Company may from time to time request or require;
(c) Executive will fully account for all money, records, goods, wares, merchandise, and other property belonging to the Company and/or to the Company's clients of which Executive has custody, and will pay over and/or deliver same promptly whenever and however Executive may be directed to do so; (d) Executive will (i) obey all rules, regulations, and special instructions applicable to him and (ii) be loyal and faithful to the Company at all times; and (e) Executive agrees that upon termination of his employment hereunder for any reason he will immediately surrender and turn over to the Company all books, records, forms, mailing lists, client lists, potential client lists, specifications, formulae, data, processes, papers, and writings related to the Company's business and all other property belonging to the Company together with, except as hereinafter set forth, all copies of the foregoing, it being understood and agreed that the same are the Company's sole property.

         B. Executive hereby represents and warrants to Company that (a) Executive is experienced in the subject matter of this Agreement and fully competent to exercise and discharge his duties and obligations under this Agreement; (b) Executive has all requisite licenses and permits, if any, required to perform his duties and obligations under this Agreement; and (c) the execution of this Agreement by Executive does not violate the terms or conditions of any prior employment agreements to which Executive has been a party, and at the time of execution of this Agreement, Executive is not a party to any other employment or consulting agreement.

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                                 7. TERMINATION

         A. The employment of Executive may be terminated upon the occurrence of any one of the following events:

                  (a) BUSINESS REASON.

                           (i) The Company MAY NOT terminate Executive at any time prior to the expiration of the Initial Term other than for Cause (as defined in Paragraph 7.A(b)). From and after the expiration of the Initial Term, the Company may, at its election, and for any reason (i.e., any lawful reason other than Cause) and effective immediately (or such longer period as determined by the Company in its sole discretion), may terminate this Agreement and Executive's employment with the Company hereunder upon written notice to Executive.

                           (ii) Executive, effective no less than sixty (60) days after written notice thereof to the Company, may resign his employment with the Company, with or without cause.

                  (b) WITH CAUSE. The Company may, upon written notice effective immediately, terminate the employment of Executive at any time during the Term for "Cause." For purposes of this Agreement, "Cause" shall mean the following:
(i) if Executive should become Disabled (hereafter defined) for a period of one hundred twenty (120) days during any twelve (12) month period, whether or not such days are consecutive (as used herein, "Disabled" shall mean the inability of Executive, on account of a mental, physical, or other condition, to perform his normal job functions as determined by at least two of three medical physicians or by agreement of the Company and Executive or his designee (if the determination is to be made by medical physicians, the Executive or his designee shall appoint one such physician, the Company shall appoint one, and the two so appointed shall appoint the third medical physician); (ii) if Executive should commit intentional misconduct in connection with the performance of any of Executive's duties, including, without limitation, (1) misappropriation of funds or property of the Company, or of any affiliate of the Company, (2) securing or attempting to secure personally any profit in connection with any transaction entered into on behalf of the Company or of any affiliate of the Company, or (3) making any misrepresentation to the Company or any affiliate of the Company; or
(iii) if Executive deliberately and intentionally continues to fail to substantially perform his duties and responsibilities hereunder (except by reason of Executive's incapacity due to physical or mental illness or injury) for a period of thirty (30) days after the Board has delivered to Executive a written demand for substantial performance hereunder which specifically identifies the basis for the Board's determination that the Executive has not substantially performed his duties and responsibilities hereunder, such period being referred to as the "Grace Period"; provided, however, for the purposes of this Section 7.A(b)(iii), the Company shall not have Cause to terminate Executive unless (1) at a meeting of the Board called and held following the Grace Period in the city in which the Company's principal executive offices are located of which Executive was given not less than ten (10) business days' prior written notice and at which Executive was afforded the opportunity to be represented by counsel, appear and be heard, a majority of the Board shall adopt a written resolution which (A) sets forth the determination of a majority of the Board that Executive has failed to substantially perform his duties and


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responsibilities hereunder (except by reason of his incapacity due to physical or mental illness or injury) and such failure has continued past the Grace Period, and (B) specifically identifies the bases for that determination, and
(2) the Company, at the written direction of a majority of the Board (excluding Executive if Executive is a member of the Board), shall deliver to Executive a notice of termination for Cause to which a copy of the aforesaid Board resolution, certified as being true and correct by the secretary or any assistant secretary of the Company, is attached. For the purposes of this
Section 7.A(b)(iii), no act or failure to act on the part of Executive shall be considered "deliberate and intentional" unless it is taken or omitted to be taken by Executive in bad faith or without a reasonable belief that Executive's act or omission was in the best interest of the Company. If Executive shall be a member of the Board, then Executive shall not participate in any determination of the Board described in this Section 7.A(b) and the majority of the Board shall be determined from those members of the Board participating in such determination.

                  (c) DEATH OF EXECUTIVE. This Agreement will terminate automatically on the death of the Executive.

                  (d) RESIGNATION FOR "GOOD REASON" OR "CHANGE-OF-CONTROL." "Good Reason" is defined in this Agreement to mean the Company's failure to comply with a material portion of this Agreement, which failure has not been by the Company within thirty (30) days after receipt by the Company of written notice of such failure by Executive. "Change of Control," as used in this Agreement, shall mean: (a) a change in the Board such that the persons who were directors at the beginning of any two (2) year period (and any new director whose election was approved by at least two-thirds of the directors who either were directors at the beginning of the period or whose election was so approved) cease to constitute a majority of the Board, (b) other than the Contemplated Transaction (hereafter defined), a re-organization, merger, or consolidation of the Company with or into another entity where those persons who were in control of the Company immediately prior to the consummation of such transaction are no longer in control of the Company (or any other entity that is the survivor of such transaction) immediately subsequent to the consummation of such transaction, or (c) other than the Contemplated Transaction, the transfer, sale, exchange or conveyance (whether in one transaction or in a series of related transactions) of more than fifty percent (50%) of the voting stock of the Company. With respect to a resignation for Good Reason, Executive shall have the right, at his sole discretion, to resign by delivering written notice of such resignation to the Company within sixty (60) days of an event constituting Good Reason, as defined above. With respect to a Change of Control, Executive shall have the right at his sole discretion, for a period of six (6) months following the Change of Control "event," to determine his compatibility or ability to maintain (in his sole discretion) a good working relationship with the new Board, shareholders, and/or organization (as applicable). The Executive may exercise the right of resignation for any reason during a six (6) month period following the Change of Control. For the purposes of the foregoing provisions of this Paragraph 7.A.(d), a person or group of persons "controls" an Entity if such person or persons own, in the aggregate, directly, or indirectly, or has the right to vote, more than fifty percent (50%) of the beneficial interests in such entity or if, through other agreements (e.g., shareholders agreements) has the right to direct the policies and/or business of such entity (and "control" shall include control held indirectly through one or more tiers of subsidiary or


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intervening entities [such as, by way of example only, corporations, partnerships, trusts, or limited liability companies]). For the purposes of this Agreement, the "Contemplated Transaction" shall mean the transaction or transactions by which the Company causes the common stock of the Company (which shall include the equity interests of any other corporation, partnership, limited liability company, trust, or other entity that is successor to the Company by merger, consolidation, or otherwise) to become "Publicly Traded". The term "Publicly Traded" shall mean that the entity in question has become subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

         B. In the event of the termination of the employment of Executive or Executive's resignation, Executive shall be entitled to compensation under Paragraph 5.A earned by him prior to the date of termination as provided herein.

         C. If DURING THE INITIAL TERM: (i) the Company terminates Executive's employment for any reason OTHER THAN under Paragraphs 7.A(b)(ii) or (iii) (e.g., a termination under Section 7.A(a) (i)or 7.A(b)(i)); or (ii) Executive's employment with the Company is terminated due to Executive's death under Paragraph 7.A(c), then Executive (or his estate, spouse and/or dependents, as applicable) shall be entitled to and shall receive, as his or its, or their sole and exclusive remedy (Executive hereby waiving all other rights or remedies in the event of such a termination), a severance payment equal to: (a) the benefits to or for the benefit of Executive and Executive's family under Paragraph 5.D and the automobile allowance under Paragraph 5.F. all for the balance of the Initial Term; PLUS (b) the GREATER OF (I) Executive's base salary under Paragraph 5.A for the balance of the Initial Term, or (II) Executive's then applicable base salary under Paragraph 5.A for one (1) year, all of which shall be paid monthly following the termination of employment for the balance of the Initial Term or for such one (1) year period (as applicable).

         D. If AFTER THE EXPIRATION OF THE INITIAL TERM: (i) the Company terminates Executive's employment for any reason OTHER THAN under Paragraphs 7.A(b)(ii) or (iii) (e.g., a termination under Section 7.A(a)(i) or 7.A(b)(i)); or (ii) Executive's employment with the Company is terminated due to Executive's death under Paragraph 7.A(c), then Executive (or his estate, spouse and/or dependents, as applicable) shall be entitled to and shall receive, as his or its, or their sole and exclusive remedy, a severance payment equal to Executive's then applicable base salary under Paragraph 5.A for one (1) year, all of which shall be paid monthly following the termination of employment for such one (1) year period (as applicable).

         E. If: (i) Executive resigns from his employment with the Company under (or if this Agreement is terminated under, as applicable) Paragraphs 7.A(a)(ii), or 7.A(e) at any time; or (ii) the Company terminates the employment of Executive pursuant to Paragraphs 7.A(b)(ii) or (iii) at any time, then the Company shall have the obligation to pay to Executive all amounts earned under Paragraph 5.A prior to the termination of employment, but the Company shall have no obligation to pay Executive any amount otherwise coming due and payable under this Agreement after the date of such termination and Executive shall be entitled to no other or further compensation as of the date of termination of his employment or thereafter.

         F. Additionally, if Executive resigns from his employment with the Company under Paragraph 7.A(d) at any time, Executive shall be entitled to and shall receive, as his sole and exclusive remedy (Executive hereby waiving all other rights or remedies in the event of such a resignation), a severance payment equal to (a) the benefits to or for the benefit of Executive and Executive's family under Paragraph 5.D and the automobile allowance under


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Paragraph 5.F. all for the balance of the Initial Term (if such resignation occurs during the Initial Term); PLUS (b) the GREATER OF (I) Executive's base salary under Paragraph 5.A for the balance of the Initial Term (if such resignation occurs during the Initial Term), or (II) Executive's then applicable base salary under Paragraph 5.A for two (2) years, which shall be paid monthly following such resignation for the balance of the Initial Term, or during such two (2) year period (as applicable).


                       8. CONFIDENTIAL INFORMATION; IDEAS

         A. Executive acknowledges that in the course of his employment under this Agreement, he will receive certain trade secrets, know-how, mailing lists, clients lists, potential client lists, employee records, and other sensitive, proprietary, or confidential information and knowledge concerning the business of the Company, and/or affiliates of the Company (hereafter collectively referred to as "Confidential Information") which the Company desires to protect. Executive understands that such Information is sensitive, proprietary, or confidential, and he agrees that he will not, at any time (and whether during or after Executive's employment with the Company), reveal such Confidential Information to anyone outside the Company. The term "Confidential Information," as used in this Agreement, shall not include information that (a) is already known to Executive from sources other than the Company; (b) is or becomes generally available to the public other than as a result of a disclosure by Executive; (c) is disclosed to Executive by a person or entity who is not bound by any agreement regarding the confidential nature of such information; or (d) is required to be disclosed by law or by regulatory or judicial process. The provisions of this Paragraph 8 shall survive any termination or expiration of this Agreement, and the termination of Executive's employment with the Company (for whatever cause or reason).

         B. Executive agrees that all ideas, improvements, inventions, discoveries, systems, techniques, formulas, devices, methods, processes, programs, designs, models, prototypes, copyrightable works, mask works, trademarks, service marks, trade dress, software programs, hardware improvements, business slogans, and other things of value conceived, reduced to practice or made or learned by Executive, either alone or with others, while employed by the Company and for twelve (12) months thereafter that relate to the Company's business (hereinafter collectively referred to as the "Ideas") belong to and shall remain the sole and exclusive property of the Company forever. Further, Executive agrees to promptly and fully disclose to the Company's Board such Ideas in writing. In addition, Executive agrees, without additional compensation, to cooperate and do any and all lawful things requested by Company necessary or useful to ensure that the ownership by the Company of such Ideas is protected. This cooperation includes, but is not limited to, executing all documents required by the Company, and otherwise assisting Company to vest title of such Ideas in Company and to obtain, maintain and enforce for Company's benefit, any patents, copyrights, mask work registration, trade and service mark registrations, or other legal protection for any Ideas in any and all countries, during or after employment with Company. Executive hereby assigns to the Company all of the Company's right, title and interest in and to all such Ideas and all patents, trademarks, copyrights, other registrations, and applications which may be obtained as a result of the Ideas, throughout the United States and all foreign countries. Executive agrees that no Ideas shall be regarded as having been conceived, reduced to practice, made, or learned by Executive prior to Executive's employment.

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                                 9. ARBITRATION

         A. Any legal or equitable dispute or controversy arising under, out of, or in connection with or in relation to this Agreement; or arising out of, or related to the employment of Executive, the terms and conditions of employment, or the termination of Executive by the Company (other than worker's compensation claims), shall be resolved exclusively by binding arbitration. This agreement applies to the following allegations, disputes, and claims for relief, but is not limited to those listed: wrongful discharge under statutory law and common law; employment discrimination based on federal, state, or local statute, ordinance, or governmental regulations; retaliatory discharge; compensation disputes; tortious conduct; contractual violations; ERISA violations; FLSA (wage and hour) violations; and other statutory and common law claims and disputes. This provision shall apply to any such disputes or controversies involving Executive and the Company and/or its shareholders, directors, officers, managers, supervisors and other employees.

         B. The arbitration proceedings shall be conducted in the city in which Executive's employment is based (unless Executive and the Company agree to another location) in accordance with the Employment Dispute Resolution Rules ("EDR Rules") of the American Arbitration Association ("AAA") in effect at the time a demand for arbitration is made. Executive is entitled to representation by an attorney throughout the proceedings at Executive's own expense; however, the Company agrees not to use an attorney in the arbitration hearing if Executive agrees to the same.

         C. One arbitrator shall be used and shall be chosen by mutual agreement of the parties. If, within thirty (30) days after either party notifies the other party of an arbitrable dispute, no arbitrator has been chosen, an arbitrator shall be chosen by AAA pursuant to its EDR Rules. The arbitrator must be an attorney licensed to practice law in the jurisdiction in which the arbitration is to be conducted. The arbitrator shall be required to determine the rights of the parties in accordance with federal law and the state law of the forum with the most substantial relationship to the conduct at issue. The arbitrator shall have the authority to consider and grant a motion to dismiss and motion for summary judgment applying the standards governing such motions under the Federal Rules of Civil Procedure. The arbitrator shall coordinate, and limit as appropriate, all pre-trial arbitral discovery, which shall include document production, information requests, and depositions. The arbitrator shall issue a written decision and award, which shall explain the basis of the decision. The decision and award shall be exclusive, final, and binding on both Executive and the Company, and all heirs, executors, administrators, successors, and assigns. The costs and expenses of the arbitration shall be borne by the Company, except that if Executive initiates the arbitration, Executive will pay up to $150 towards the administrative fees charged by AAA, except that this requirement will be waived upon a showing of financial hardship under the same standards used in federal district court.

         D. Both Executive and the Company understand that, by agreeing to arbitration, they are agreeing to substitute one legitimate dispute resolution forum (arbitration) for another (litigation), and thereby are waiving the right to have disputes resolved in court. However, Company and Executive have the right to pursue injunctive relief for breach of paragraph 4 of this Agreement through the judicial process without waiving the right to arbitration. This substitution involves no surrender, by Executive or the Company, of any statutory or common law benefit, protection, or defense.

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         E. Any suit, action or proceeding to enforce any award or decision in any arbitration conducted pursuant to this Paragraph 9 shall be brought in the courts in Tulsa County, Oklahoma, and each Party submits to the jurisdiction of such courts for the purposes of any such suit, action or proceeding. Each Party irrevocably waives any objections which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement brought in the courts located in Tulsa County, Oklahoma, and hereby waives any claim that such suit, action or proceeding brought in any such courts has been brought in an inconvenient forum.


                            10. RESTRICTIVE COVENANTS

         A. As an inducement for Company's agreement to employ Executive, to provide Executive with trade secrets and other Confidential Information, and to enter into this Agreement, Executive hereby agrees that during the Term, and for a period of twenty-four (24) full calendar months after (i) the expiration of the Term (as the same may be extended) or (ii) the termination of this Agreement or of Executive's employment with the Company for whatever reason or cause (whichever may occur later), or for the maximum period of time permitted by law, whichever is less, Executive shall not, whether for profit or not, whether on his own behalf or on behalf of any person or firm in any capacity whatsoever, engage in the "Prohibited Activity" (as hereinafter defined) within the "Relevant Geographical Area" (as hereinafter defined). Serving as a partner, member, trustee, receiver, custodian, manager, stockholder, officer, director, owner, joint venturer, associate, employee, consultant, adviser or in any other capacity whatsoever with respect to any person or firm engaged in the Prohibited Activity within the Relevant Geographical Area shall be conclusively deemed engagement in the Prohibited Activity within the Relevant Geographical Area regardless of whether such service is for profit or not or whether such person or firm engages in the Prohibited Activity for profit or not. For purposes hereof, the phrase "Prohibited Activity" shall mean, directly or indirectly: (i) soliciting the Company's customers; or (ii) working independently or for any person or firm involved in any business engaged in by the Company and/or by any of its subsidiaries or affiliates during the Term, including, without limitation, steel fabrication and the design and manufacture of aerospace products. For purposes hereof, the phrase "Relevant Geographical Area" shall mean the area within political boundaries of the State of Oklahoma, provided, however, if the aforesaid geographic area exceeds the maximum geographic area permitted by law or for any other reason does not state a geographic area within which the provisions of this Paragraph 10 are enforceable, then the provisions of this Paragraph 10 shall apply within the maximum geographic area permitted by law in which such provisions are enforceable.

         B. As an inducement for Company's agreement to employ Executive, to provide Executive with trade secrets and other Confidential Information, and to enter into this Agreement, Executive hereby agrees that during the Term, and for a period of thirty-six (36) full calendar months after: (i) the expiration of the Term (as the same may be extended) or (ii) the termination of Executive's employment with the Company for whatever reason or cause (whichever may occur later), or for the maximum period of time permitted by law, whichever is less, Executive shall not induce or attempt to influence or persuade any employee of Company or any of its affiliates to terminate his or her employment with the Company (or with the applicable affiliate).

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

         C. In addition to all other remedies at law and in equity which the Company might have for Executive's breach of the covenants set forth in this Paragraph 10, the Parties agree that in the event of any breach or attempted or threatened breach of any such covenant, the Company shall also have the right to obtain a temporary restraining order, temporary injunction and permanent injunction against Executive prohibiting such breach or attempted or threatened breach, merely by proving the existence of such breach, or attempted or threatened breach (by a preponderance of the evidence) and without the necessity of proving either inadequacy of legal remedy or irreparable harm.

         D. Executive's covenants set forth in this Paragraph 10 are independent and severable from every other provision of this Agreement; and the breach of any other provision of this Agreement by the Company or any other agreement between Executive and the Company shall not affect the validity of the provisions of this Paragraph 10 or constitute a defense of Executive in any suit or action brought by the Company to enforce the provisions of this Paragraph 10 or to seek any relief from Executive's breach thereof.

         E. Each of the Parties agree and stipulate that: (i) the agreements and covenants not to compete contained in this Paragraph 10 are fair and reasonable in light of all of the facts and circumstances of the relationship between Executive and the Company; (ii) the consideration provided by the Company is not illusory; and (iii) the consideration given by the Company under this Agreement gives rise to the Company's interest in restraining and prohibiting Executive from engaging in the Prohibited Activity within the Relevant Geographical Area as provided under this Paragraph 10 and the covenants not to engage in the Prohibited Activity within the Relevant Geographical Area pursuant to this Paragraph 10 are designed to enforce such consideration. The Parties are aware, however, that in certain circumstances, courts have refused to enforce certain agreements not to compete. Therefore, in furtherance of and not in derogation of the provisions of the preceding sentence, the Parties agree that if a court should decline to enforce the any of the provisions of this Paragraph 10, such affected provisions shall be deemed to be modified to restrict competition with the Company to the maximum extent, in both time and geography, which the court shall find enforceable. The provisions of this Paragraph 10 shall survive any termination or expiration of this Agreement, and the termination of Executive's employment with the Company (for whatever cause or reason).

                                   11. NOTICE

         Any and all notices permitted or required to be given under the terms of this Agreement shall be in writing and may be served by certified mail, with return receipt requested and proper postage prepaid, addressed to the Party to be notified at the appropriate address specified below, or by delivering the same in person to such Party, or by prepaid telegram addressed to the Party to be notified at said address, or by Federal Express or another nationally recognized courier service addressed to the Party to be notified at said address. Notice given by certified mail as aforesaid shall be deemed given and received three (3) days after mailing, whether or not actually received. Any notice given in any other above authorized manner shall be deemed received upon actual receipt; but shall also be deemed received upon attempted delivery if such delivery is not accepted. The addresses of the parties are as follows:

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


         If to the Company:                 Excalibur Holdings, Inc.
                                            18614 Resica Falls Lane
                                            Houston, Texas  77094
                                            Attention:  Chief Executive Officer

         With a copy (which                 Haynes and Boone, L.L.P.
         shall not constitute notice)       1000 Louisiana Street, Suite 4300
         to:                                Houston, Texas  77002
                                            Attention:  Thomas J. McCaffrey

         If to Executive:                   William S.H. Stuart
                                            1906 Castle Rock
                                            Houston, Texas 77090

         The address of any Party may be changed by notice given in the manner provided in this Paragraph.

                             12. GENERAL PROVISIONS

         A. This Agreement may not be assigned by Executive. This Agreement may be assigned in whole or in part by the Company. Executive expressly agrees to honor and accept such assignment or other transfer and, upon the consummation thereof, to attorn to the Company's assignee and to perform his duties and obligations hereunder for the benefit of the Company's assignee as if the Company's assignee were the Company named herein. Executive further agrees that, upon the consummation of such assignment or other transfer, all references herein to the Company shall become and shall be deemed to be references to the Company's assignee and the Company shall be relieved of all obligations hereunder.

         B. This Agreement shall be governed by, construed, and enforced in accordance with the internal, local laws of the State of Texas (without regard to conflicts of law rules).

         C. This Agreement contains the entire agreement between the Parties relative to the subject matter hereof and supersedes and replaces all prior communications and agreements (oral or written) between Executive and the Company. No variation, modification, or change of this Agreement shall be binding upon either Party hereto unless set forth in a document duly executed by both Parties.

         D. This Agreement is intended to express the Parties' mutual intent, and irrespective of the Party preparing this document, no rule of construction shall be applied against such Party, as both Parties have actively participated in the preparation and negotiation of this Agreement.

         E. No consent or waiver, express or implied, by a Party to or of any breach or default by the other Party in the performance by the other Party of its obligations under this Agreement shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other Party of the same or any other obligation of such Party under this Agreement (e.g., any waiver or consent from the Company with respect to any term or provisions of this Agreement or any other aspect of Executive's conduct or employment shall be effective only in the specific instance and for the specific purpose for which given and shall not be deemed, regardless of frequency given, to be a further or continuing waiver or consent and the failure or delay of the Company at any time or times to require performance of, or to exercise any of its powers, rights, or remedies with respect to any term or provision of this Agreement or any other aspect of Executive's conduct or employment in no manner [except as otherwise expressly provided herein] shall affect the Company's right at a later time to enforce any such term or provision). Failure on either Party's part to complain of any act or failure to act of the other Party or to declare the other Party in default, irrespective of how long such failure or default continues, shall not constitute a waiver by such Party of such Party's rights under this Agreement.

         F. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         G. This Agreement shall inure to the benefit of and be binding upon the undersigned Parties and their respective permitted successors and permitted assigns. Whenever, in this instrument, a reference to any Party is made, such reference shall be deemed to include a reference to such Party's permitted successors and permitted assigns; however, neither this Paragraph 12.G nor any other portion of this Agreement shall be interpreted to constitute a consent to any assignment or other transfer of this Agreement or any part hereof other than pursuant to and in accordance with this Agreement's other provisions.

         H. The prevailing Party in any dispute between the Parties to this Agreement, arising out of the interpretation, application, or enforcement of any provision of this Agreement, shall be entitled to recover all of its reasonable attorneys' fees and costs, whether suit be filed or not, including, without limitation, costs and attorneys' fees related to or arising out of any arbitration or trial or appellate proceedings or petition for review before any other court.

                  EXECUTED, IN MULTIPLE COUNTERPARTS, each of which shall have the force and effect of an original, as of the Effective Date.



EXCALIBUR HOLDINGS, INC., a Texas corporation


By: /S/ Dwayne Lewis                         /S/ WILLIAM S.H. STUART
   -------------------------------           -----------------------------------
   Dwayne Lewis                              WILLIAM S.H. STUART
   Chief Operating Officer
                         "Company"                                   "Executive"



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